UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

☐     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01   Other Events

On February 23, 2018, the North Carolina Utilities Commission (the “NCUC”) issued an order (the “Order”) approving, without modification, the Agreement and Stipulation of Partial Settlement dated November 22, 2017, between Duke Energy Progress, LLC (“DEP”) and the Public Staff - North Carolina Utilities Commission (the “Public Staff”) (the “Settlement”) which settled certain issues in the rate case proceeding which DEP filed on June 1, 2017, with the NCUC.  The Settlement includes, among other things, a return on equity of 9.9% based upon a capital structure of 52% equity and 48% debt.

The Order also resolves the outstanding items in the rate case proceeding, including the recovery of deferred storm costs and the recovery of deferred coal ash costs which were deemed to be reasonable and prudent, known and measureable and used and useful in the provision of service to customers.  Specifically, the Order:

•                  Disallows $9.5 million of deferred coal ash basin costs related to ash hauling at DEP’s Asheville Plant;

•                  Approves recovery of remaining  $232 million deferred costs over a 5 year period with a return at DEP’s weighted average cost of capital (“WACC”);

•                  Assesses a $30 million management penalty by reducing the annual recovery of the deferred costs by $6 million per year for five years; and

•                  Denies DEP’s request for recovery of the estimated ongoing annual coal ash costs of $129 million.  Instead, these costs will be deferred with a return at DEP’s WACC, to be considered for recovery in the next rate case.

With respect to deferred storm costs, the Order reduces DEP’s recovery from its request of $80 million to $51 million and directs that a five-year amortization of these costs should begin in October 2016 rather than when rates are effective.  DEP is permitted a full WACC return during the remaining amortization period.

The preliminary estimate for rate base for DEP’s retail customers in North Carolina addressed in the rate case is approximately $8.148 billion.  New rates will become effective one day after the Commission approves the filing by DEP recalculating the revenue requirements based on the findings and conclusions in the Order, currently estimated by mid-March.

As a result of the Order, Duke Energy will take an estimated pre-tax charge of approximately $100 million in the first quarter of 2018, primarily related to the coal ash basin disallowance and management penalty and deferred storm cost adjustments, which will be excluded from adjusted diluted earnings per share and treated as a special item.

An overview providing additional detail on the Order is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Duke Energy Progress Summary of Order Issued by the North Carolina Utilities Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Dated: February 26, 2018	/s/ Julia S. Janson
Julia S. Janson
Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary